SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest
event reported):  April 27, 2000
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                                   JVWEB, INC.
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             (Exact name of registrant as specified in its Charter)

Delaware                             000-24001                   76-0552098
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(State or other                    (Commission File            (IRS Employer
jurisdiction of Incorporation)         Number)            Identification Number)


5444 Westheimer, Suite 2080, Houston, Texas                       77056
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     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number,
including area code:             (713) 622-9287
                                 --------------

                                       N/A

                  (Former address if changed since last report)


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         The  Registrant  hereby  amends  its  Report on Form 8-K filed with the
Securities and Exchange Commission on May 12, 2000.

ITEM 5.

ACQUISITION OR DISPOSITION OF ASSETS

         On April 27, 2000, National Sweepstakes Show, Inc. ("Buyer"), a Delaware corporation and a majority owned subsidiary of JVWeb, Inc., a Delaware corporation (the "Company"), acquired from Sweepstakes Entertainment Corporation ("Seller"), a Delaware corporation, substantially all of Seller's assets
(collectively, the "Assets"), pursuant to an Asset Purchase Agreement (the "Agreement"). The Company owns approximately 57.3% of the outstanding capital stock in Buyer. Lawrence F. Curtin ("Curtin") owns all of the outstanding capital stock in Seller. The acquisition will be accounted for effective April 27, 2000 using the purchase method of accounting.

         The Assets include intellectual property and other rights pertaining to a radio talk-show format called "The National Sweepstakes Show" (the "Radio Show"), prior episodes of the Radio Show, a national monthly newspaper supplement called "Sweepstakes News" (the "Supplement"), rights to a book entitled "History of Sweepstakes" (the "Book") and related distribution agreements with Ingram Books and Baker and Taylor, and World Wide Web domain names connected by a common branding theme, including "www.nationalsweepstakesshow.com," "www.sweepstakesnews.com" and others. At the time of their purchase by Buyer, the Assets were not being actively utilized in any business endeavor. However, Seller and Mr. Curtin have represented that the Radio Show previously appeared on over 130 radio stations and the Supplement had a circulation to over 1.2 million homes.

         Buyer intends to revitalize the Supplement and the Radio Show and to develop a related site on the World Wide Web (the "Website"). Buyer is in the process of preparing a sample edition of the Supplement to be used in connection with marketing efforts. Buyer expects to complete this sample within the next two to three weeks. Once completed, Buyer intends to commence marketing efforts to procure newspapers to include the Supplement with their publications, as well as advertisers for the Supplement who will be the source of the Supplement's revenues. Initially, 10,000 newspapers will be targeted. Buyer expects a full-scale launch of the Supplement will occur in the autumn of year 2000.

         Buyer intends to produce the Radio Show initially as two-minute vignettes to be broadcasted over a number of radio stations. Buyer has prepared a demo of a Radio Show vignette to be used in connection with marketing efforts, and this demo may be heard at "www.nationalsweepstakesshow.com." In the near future, Buyer intends to commence marketing efforts directed at over 300 initial radio stations. Buyer expects that the Radio Show will generate revenues from advertisers who will purchase a 30-second advertising spot comprising a portion of each vignette. Buyer expects a full-scale broadcast launch of the Radio Show will occur in the late spring of year 2000.

         Buyer  intends  to  develop  the  Website  to  provide   visitors  with
electronic versions of the Supplement and Internet access to recorded past editions of the Radio Show, as a package on a subscriber basis. The Website will also allow visitors to enter free of charge (without even the cost of postage) many of the estimated 500 new sweepstakes promotions initiated monthly in the United States by various sponsors. Buyer expects that the Website will generate revenues from advertisers and the fairly nominal subscription fees that Buyer intends to charge for access to the Website. Buyer expects the Website to become operational during the summer of year 2000.

         Overall, all of the Assets will be used to provide listeners, readers and visitors with information regarding the free entry into many sweepstakes promotions and with forums for discussion and discovery within the sweepstakes community in an entertaining environment. Buyer intends to use the Book to attract listeners, readers and visitors to the Radio Show, the Supplement and the Website, and in this connection, Buyer may distribute the Book free of charge to prospective listeners, readers and visitors.

         The purchase price of the Assets consisted of (i) 650,000 registered shares of the Company's common stock delivered to or on behalf of Seller outright, (ii) an additional 800,000 registered shares of the Company's common stock (the "Escrowed Shares") delivered into escrow and to be released to or on behalf of Seller upon the satisfaction of certain performance criteria, and
(iii) 1,000,000 shares of Buyer's common stock representing a total of approximately 28.7% of the outstanding shares of Buyer's common stock. The Escrowed Shares will be released from escrow in accordance with the following:

         (1) 250,000 Escrowed Shares will be released whenever the Website and the Radio Show become fully functional, operational and capable of generating revenues and whenever all trademark, copyright and patent filings and registrations relating to the Assets have been made and declared effective.

         (2) 300,000 Escrowed Shares will be released whenever the business of the Assets achieves $1,000,000 in annualized revenues for one full calendar quarter.

         (3) 250,000 Escrowed Shares will be released whenever the business of the Assets achieves $2,000,000 in annualized revenues for one full calendar quarter.

Four hundred thousand (400,000) of the shares of Buyer's common stock paid to Seller have also been deposited into escrow to secure certain indemnification obligations of Seller and Curtin. These 400,000 shares of Buyer's common stock will be released from escrow provided that no claim for indemnification against these shares has been brought within two years after the closing of the sale and purchase of the Assets.

         The amount of the purchase price paid by the Company and Buyer resulted from arms-length negotiations between the Company and Buyer, on the one hand, and Seller and Mr. Curtin, on the other hand. The factors addressed by the Company and Buyer in negotiating the purchase price included the past distribution levels of the Radio Show, the Supplement and the Book; the future prospects for distributing the Radio Show, the Supplement and the Book, and the prospects for revenues and earnings therefrom; and anticipated expansion opportunities for use of the Assets in new mediums such as the Internet, World Wide Web and e-commerce.

         The Agreement contains a non-competition agreement, prohibiting Seller and Mr. Curtin from competing with Buyer. This non-competition agreement lasts for a period commencing on the closing of the sale and purchase of the Assets and ending on the later to occur of five years or the time at which Seller or Mr. Curtin ceases to be, directly or indirectly, a shareholder of Buyer. The Agreement also contains fairly customary representations, warranties and indemnifications, as well as other general terms and conditions typically governing asset sales and purchases.

         In connection with the closing of the sale and purchase of the Assets, Seller, Buyer and the Company entered into a Shareholders Agreement regarding the shares of Buyer's common stock owned by Seller. This Shareholders Agreement contains a fairly customary right of first refusal in favor of the Company and Buyer regarding proposed sales of shares of the Buyer's common stock owned by Seller, permitting the Company primarily and Buyer secondarily to purchase any such shares proposed to be sold, at the purchase price and upon the terms of the proposed sale. The Shareholders Agreement also contains certain options in favor of the Company to purchase shares of the Buyer's common stock owned by Seller. One of these options permits the Company to purchase 400,000 shares of the Buyer's common stock owned by Seller at an aggregate purchase price of $500,000 (if the option is exercised within one year after date of the Shareholders Agreement [approximately the date of the closing of the purchase and sale of the Assets]) or at an aggregate purchase price of $1,000,000 (if the option is exercised more than one year but less than two years after date of the Shareholders Agreement). The $500,000 purchase price must be paid in cash, but the $1,000,000 purchase price may, at the option of the Company, be paid either in cash or in restricted shares of the Company's common stock, computed at a 20% discount from the 30-day average of the trading price of such stock. If not previously exercised, this option lapses two years after date of the Shareholders Agreement. The Shareholders Agreement also contains an option to purchase the remaining 600,000 shares of the Buyer's common stock owned by Seller at an aggregate purchase price agreed upon by Seller and the Company or (in the absence of such agreement) at an aggregate purchase price determined by appointed appraisers. The purchase price for these 600,000 shares must be paid in restricted shares of the Company's common stock, computed at a 20% discount from the 30-day average of the trading price of such stock.

         Prior to Buyer's acquisition of the Assets, there was no material relationship between Seller and Curtin, on the one hand, and Buyer or the Company or any of the Company's affiliates, any director or officer of the Company, or any associate of any director or officer of the Company, on the other hand.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired

         Because the Assets were not being actively utilized in any business endeavor at the time of their acquisition and the prior two years, the Company believes that financial statements regarding the Assets are not required to be filed as an exhibit to this filing.

         (b)  Pro Forma Financial Information

         Because the Assets were not being actively utilized in any business endeavor at the time of their acquisition and the prior two years, the Company believes that pro forma financial information reflecting the Registrant's acquisition is not required to be filed as an exhibit to this filing.

         (c)  Exhibits

         10.1 Asset Purchase Agreement dated April 26, 2000 by and among National Sweepstakes Show, Inc. (as buyer), on the one hand, and Sweepstakes Entertainment Corporation (as seller) and Lawrence F. Curtin, on the other hand.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     JVWEB, INC.
                                                     (Registrant)

Date: July 11, 2000                                  By:  /s/ Greg J. Micek
                                                         ------------------
                                                     Greg J. Micek, President


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                                                    EXHIBIT INDEX

         10.1 Asset Purchase Agreement dated April 26, 2000 by and among National Sweepstakes Show, Inc. (as buyer), on the one hand, and Sweepstakes Entertainment Corporation (as seller) and Lawrence F. Curtin, on the other hand.*

*        Previously filed.